 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

CLEAN ENVIRO TECH CORP.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada	000-24459	90-0314205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 425-4289

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 ITEM 3.02. Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount (1)	Purchaser	Underwrite Principal	Total offering Price/ Underwriting Discounts
March 17, 2015	9,750,000 shares of common stock issued in conversion of $58,500 principal amount of debt.	Datanet Holdings Inc.	NA	$0.006 per share/NA
March 17, 2015	9,750,000 shares of common stock issued in conversion of $58,500 principal amount of debt.	Transglobal Assets Management Inc.	NA	$0.006 per share/NA
March 17, 2015	9,750,000 shares of common stock issued in conversion of $58,500 principal amount of debt.	Platinum Capital Holdings Corp.	NA	$0.006 per share/NA
March 17, 2015	9,750,000 shares of common stock issued in conversion of $58,500 principal amount of debt.	Wazalmin Capital Corp.	NA	$0.006 per share/NA
March 17, 2015	9,750,000 shares of common stock issued in conversion of $58,500 principal amount of debt.	Topline Holdings Inc.	NA	$0.006 per share/NA
March 17, 2015	9,750,000 shares of common stock issued in conversion of $58,500 principal amount of debt.	0975456 BC Ltd.	NA	$0.006 per share/NA
March 17, 2015	9,750,000 shares of common stock issued in conversion of $58,500 principal amount of debt.	Stockbridge Inc.	NA	$0.006 per share/NA
March 17, 2015	9,750,000 shares of common stock issued in conversion of $58,500 principal amount of debt.	Arctic Orchards Inc.	NA	$0.006 per share/NA
March 17, 2015	9,750,000 shares of common stock issued in conversion of $58,500 principal amount of debt.	Rye Holdings Corp.	NA	$0.006 per share/NA

(1)

The issuances to lenders, consultants and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D or Regulation S promulgated by the SEC under the Securities Act.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN ENVIRO TECH CORP.
Dated: March 18, 2015	By: /s/ Liudmilla Voinarovska
Liudmilla Voinarovska,
Chief Executive Officer